Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2003, except for Notes 17 and 18 as to which the date is June 13, 2003, relating to the financial statements and financial statement schedule of Graphic Packaging International Corporation, which appears in Riverwood Holding, Inc.'s Registration Statement on Form S-4, Amendment No. 1 filed on June 13, 2003.

PricewaterhouseCoopers LLP
Denver, Colorado
June 30, 2003